Exhibit 8.1

November 10, 2014

Rocky Mountain Chocolate Factory, Inc. (Colorado)

Rocky Mountain Chocolate Factory, Inc. (Delaware)

265 Turner Drive

Durango, Colorado 81303

Re:     Rocky Mountain Chocolate Factory, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“RMCF”), and Rocky Mountain Chocolate Factory, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of RMCF (“Newco”), in connection with an Agreement and Plan of Merger, dated as of November 10, 2014, among RMCF, Newco, and RKB Merger Corp., a Colorado corporation and a direct, wholly-owned subsidiary of Newco (“MergerCo”) (the “Merger Agreement”), pursuant to which RMCF will merge with MergerCo, with RMCF surviving the merger as a wholly-owned subsidiary of Newco (the “Merger”). This opinion is being delivered in connection with the Registration Statement on Form S-4 relating to the Merger filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (as amended through the date hereof, the “Registration Statement”), to which this opinion appears as an exhibit.

You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Merger Agreement, (ii) the Registration Statement, (iii) an officer’s certificate with respect to RMCF, Newco and MergerCo (“Tax Certificate”), and (iv) such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the Merger will be effected in accordance with the Merger Agreement, (ii) that the statements and representations concerning the Merger, RMCF, Newco and MergerCo contained in the Merger Agreement and the Registration Statement, and the statements and representations contained in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof, (iv) the performance of all covenants contained in the Merger Agreement without waiver or breach of any material provision thereof and (v) that any representation or statement made in the Merger Agreement or the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” RMCF or Newco, or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Rocky Mountain Chocolate Factory, Inc. (Colorado)

Rocky Mountain Chocolate Factory, Inc. (Delaware)

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in the Registration Statement under the heading “Proposal 1—The Reorganization Proposal —Material U.S. Federal Income Tax Consequences.”

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Proposal 1 - The Reorganization Proposal—Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP